Exhibit 10.28

NOTE EXCHANGE AGREEMENT

This Note Exchange Agreement (“Agreement”), dated April 11, 2007, is between Eagle Broadband, Inc., a Texas corporation (“Eagle”), and Ron Persons (“Persons”).

RECITALS

Persons holds that certain promissory note dated December 13, 2006, issued by Eagle in the current principal amount of $200,000 (the “Note”);

Eagle desires to issue to Persons shares of Eagle common stock, par value $0.001 per share (the “Common Stock”), in exchange for the Note; and

Eagle and Persons desire to enter into this Agreement to set forth certain matters relating to such exchange.

AGREEMENT

1.

Exchange of Note for Shares.  Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, Persons shall surrender the Note to Eagle, and in exchange therefor, Eagle shall issue to Persons 1,428,571 shares of Common Stock (the “Shares”).  The exchange described in this Section 1 is referred to in this Agreement as the “Exchange.”

2.

Interest.  On April 12, 2007, Eagle will pay to Persons, via wire transfer, accrued interest and fees on the principal balance of the Note in the amount of $19,166.66.

3.

Representations and Warranties of Eagle.  Eagle represents and warrants to Persons, as of the date of this Agreement, as follows:

(a)

Organization, Good Standing and Power.  Eagle is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

(b)

Authorization; Enforcement.  Eagle has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange.  The execution, delivery and performance of this Agreement by Eagle have been duly and validly authorized by all necessary corporate action, and no further corporate consent or authorization is required for Eagle to effect the transactions contemplated hereby.  When executed and delivered by Eagle, the Agreement shall constitute a valid and binding obligation of Eagle, enforceable against Eagle in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)

Issuance of Shares.  The Shares have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof upon surrender of the Note in the Exchange, the Shares shall be validly issued and outstanding, fully paid and nonassessable.

4.

Representations and Warranties of Persons.  Persons represents and warrants to Eagle, as of the date of this Agreement, as follows:

(a)

Authorization and Power.  Persons has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange.  When executed and delivered by Persons, this Agreement shall constitute valid and binding obligations of Persons enforceable against Persons in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(b)

Assessment of Risks.  Persons acknowledges that he (i) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in Eagle (by virtue of its purchase of Shares hereunder) and (ii) has been given full access to such records of Eagle and to the officers of Eagle as he has deemed necessary or appropriate to conduct his due diligence investigation with respect to the Shares.

(c)

Certain Solicitations.  Persons’ participation in the Exchange has not been solicited by any broker, finder or other person (other than Eagle and its directors, officers or employees) in connection with this Agreement or the transactions contemplated hereby.

5.

Covenants.  The parties hereto hereby covenant with each other as follows, which covenants, as applicable, are for the benefit of such parties and their respective permitted assigns:

(a)

Further Assurances.  From and after the date of this Agreement, upon the request of Persons or Eagle, each party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(b)

Registration Statement.  Eagle will include the Shares on the next registration statement it files with the Securities and Exchange Commission on Form S-3, or, in the event Eagle does not file a registration statement on Form S-3 on or before April 24, 2007, Eagle will file a registration statement to register the shares on April 24, 2007.

(c)

Forbearance.  Persons shall forbear from taking any action to enforce the Note.

(d)

Eagle Release.  Eagle, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that Eagle, to the fullest extent legally possible, has, had or may have against Persons, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the date of this Agreement relating to the Note.  The provisions of this Section 5(d) shall be inapplicable to the right of Eagle to receive from Persons the benefit of the obligations of Persons under this Agreement.

(e)

Persons Release.  Persons, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that Persons, to the fullest extent legally possible, has, had or may have against Eagle that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the date of this Agreement relating to the Note.  The provisions of this Section 5(e) shall be inapplicable to the rights of Persons to receive the benefit of the obligations of Eagle under this Agreement.

6.

General Provisions.

(a)

Fees and Expenses.  Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(b)

Entire Agreement; Amendment.  This Agreement contains the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein, neither Eagle nor Persons makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto.  Any amendment or waiver effected in accordance with this Section 6(b) shall be binding upon each such party and its permitted assigns.

(c)

Waivers.  No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(d)

Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

(e)

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void.

(f)

No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(g)

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to the choice of law provisions thereof.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(h)

Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

(i)

Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

The parties hereto have cause this Note Exchange Agreement to be duly executed by their respective authorized officers as of the date first written above.

EAGLE BROADBAND, INC.	RON PERSONS
By: /s/ David Micek	/s/ Ron Persons
Name: David Micek	Ron Persons
Title: President and CEO

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